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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): August 20, 1997



                      AMERICAN INDUSTRIAL PROPERTIES REIT
               (Exact Name of Registrant as Specified in Charter)

===============================================================================
           TEXAS                        1-9016              75-6335572
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(State or Other Jurisdiction of     (Commission File      (I.R.S. Employer
Incorporation or Organization)          Number)          Identification Number)
===============================================================================


             6210 N. Beltline Road, Suite 170, Irving, Texas 75063
              (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (972) 756-6000



                                 Not applicable
         (Former Name or Former Address, if Changed Since Last Report)





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ITEM 5.    OTHER EVENTS.

           On August 20, 1997, a purported class action lawsuit (the "Lawsuit"), which was filed in the Superior Court of the State of Arizona, was served upon USAA Real Estate Company, USAA Investors I, Inc. ("RELP GP I"), USAA Investors II, Inc. ("RELP GP II"), USAA Income Properties III, Inc. ("RELP GP III"), USAA Income Properties IV, Inc. ("RELP GP IV" and, together with RELP GP I, RELP GP II and RELP GP III, the "RELP GPs"), certain other affiliated entities and the individual members of the boards of directors of each of the RELP GPs. American Industrial Properties REIT (the "Trust") was also named as a defendant. The Lawsuit alleges, among other things, breaches of fiduciary duty in connection with the transactions contemplated by merger agreements entered into by USAA Real Estate Investments I, A California Limited Partnership; USAA Real Estate Investments II Limited Partnership; USAA Income Properties III Limited Partnership; and USAA Income Properties IV Limited Partnership (collectively, the "RELPS") and the Trust, dated as of June 30, 1997, whereby each RELP would be merged with and into the Trust (collectively, the "Merger").

           The Lawsuit seeks, among other things, to enjoin the consummation of the Merger and damages, including attorneys' fees and expenses. The Trust believes that the plaintiffs' claims are without merit and intends to defend vigorously against the Lawsuit.



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                                   SIGNATURES


           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN INDUSTRIAL PROPERTIES REIT



                                        By: /s/ Charles W. Wolcott
                                            -----------------------------------
                                            Charles W. Wolcott
                                            President and Chief Executive
                                             Officer



Dated: September 2, 1997